UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026

CLEANCORE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-42033	88-4042082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5920 S. 118th Circle, Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(877) 860-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZONE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 8, 2026, CleanCore Solutions, Inc. (the “Company”) issued a press release announcing the appointment of Tyler Hassen, the Company’s Chief Executive Officer, as a member of the Company’s Board of Directors, the Company’s strategic transition to an AI critical infrastructure company, and the execution of a non-binding letter of intent for an initial data center development project in the midwestern United States. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Amended Business Plan

The Company currently operates in two reportable segments. The CleanCore segment is the legacy cleaning products business where the Company has historically operated. As of September 5, 2025, the Company also operates its Treasury segment, which executes a digital-asset treasury strategy focused on Dogecoin. While the Company currently maintains both segments, its long-term strategic plan contemplates a broader transition that will likely include (i) a future sale or disposition of the legacy cleaning products business, (ii) the repositioning of the digital asset treasury strategy, up to and including sale of all digital assets, and (iii) entry into the AI critical infrastructure market through the development, acquisition, and operation of data center facilities and related computing infrastructure (which the Company refers to as its “AI Critical Infrastructure Business”), in each case at such time and on such terms as the Company’s board of directors determines to be in the best interests of the Company and its stockholders. The Company’s long-term vision is to transition from a cleaning products and digital asset treasury company to an AI critical infrastructure company. In connection with this strategic pivot, Tyler Hassen was appointed as the Company’s Chief Executive Officer and a member of its board of directors. This transition has begun and is expected to occur over time and may involve multiple steps, including the disposition of the Company’s cleaning products business, the wind-down of its digital asset treasury strategy, and the deployment of capital into AI critical infrastructure assets, beginning with the Midwest Project.

As disclosed in the press release furnished as Exhibit 99.1 hereto, on May 7, 2026, the Company entered into a non-binding letter of intent with a development partner under which the Company may acquire a majority ownership interest in a newly formed special purpose vehicle formed for the purposes of developing and operating a data center project in the midwestern United States (the “Midwest Project”). The proposed transaction remains subject to the satisfactory completion of confirmatory due diligence and the negotiation and execution of definitive agreements, and there can be no assurance that the transaction will be consummated on the terms described herein, or at all. The Company is also in active discussions regarding additional AI critical infrastructure opportunities, none of which are subject to any binding agreement as of the date of this report. The Company believes the growing demand for compute capacity driven by the proliferation of large language models, generative AI applications, enterprise AI adoption, and cloud computing workloads presents a significant market opportunity for purpose-built data center infrastructure.

The Company’s anticipated strategy contemplates the identification, acquisition, development, and operation of data center sites, including the construction or retrofit of facilities designed to house high-density computing equipment. These facilities may be developed to support colocation, build-to-suit, powered shell, or turnkey deployment models for enterprise, hyperscale, and other customers. The Company’s strategy may also encompass the acquisition of land, power capacity, cooling infrastructure, network connectivity, and related assets necessary to support data center operations. The Company may pursue its AI Critical Infrastructure Business through a variety of structures including wholly owned subsidiaries, minority investments, special purpose vehicles, variable interest entities, joint ventures, or other similar arrangements.

The Company’s AI Critical Infrastructure Business is at a very early stage of development. While the Company has entered into the non-binding letter of intent described above and is in active discussions regarding additional opportunities, it has not yet acquired any data center sites, entered into any binding agreements for land or facilities, commenced any construction activities, or generated any revenue from this business. The Company’s plans remain preliminary and are subject to change based on market conditions, capital availability, regulatory considerations, management capacity, and other factors. There can be no assurance that the Company will be able to successfully execute this strategy.

The Company is actively exploring the potential sale of its cleaning products business and the disposition of its Dogecoin holdings. Effective March 6, 2026, the Company terminated its asset management agreement with Dogecoin Ventures, Inc. and 21Shares US LLC, and all related digital asset agreements, and now manages its remaining Dogecoin holdings internally while it evaluates the timing and manner of their disposition. No binding agreement has been entered into for the sale of the Company’s cleaning products business, although former Chief Executive Officer Clayton Adams holds an irrevocable three year option, expiring March 4, 2029 to purchase the assets of the CleanCore segment, which he may exercise at his discretion, or for the disposition of the Company’s Dogecoin holdings. There can be no assurance that any such transaction will be consummated on favorable terms, or at all. In January 2026, the Company obtained a fair value opinion with respect to the potential sale of its cleaning products business; however, the Company’s board of directors has not approved any specific disposition transaction as of the date of this report and no further steps have been taken toward consummating a sale of the cleaning products business. With respect to the Company’s Dogecoin holdings, as of June 2, 2026, the Company has sold approximately 200,000,000 Dogecoin for aggregate proceeds of approximately $18.4 million. The Company also transferred 70,000,000 Dogecoin in exchange for approximately $6.8 million of professional services. As of June 2, 2026, the Company held approximately 463,060,889 Dogecoin with an aggregate fair value of approximately $44.3 million.

The timing and structure of this transition will depend on numerous factors, including the availability and pricing of attractive data center opportunities, the Company’s ability to raise additional capital, its ability to consummate those data center development transactions that it may pursue, including the Midwest Project, the terms and timing of any disposition of the Company’s cleaning products business or Dogecoin holdings, regulatory developments, market conditions, and the judgment of the Company’s board of directors and management team. During the transition period, the Company expects to continue operating its cleaning products business and Treasury segment while simultaneously pursuing AI critical infrastructure opportunities, which will require the Company’s management team to allocate time and resources across three distinct business lines.

Supplemental Risk Factors

In connection with the Company’s strategic transition to an AI critical infrastructure company and expansion of the business of the Company, the Company is filing supplemental risk factors (“Supplemental Risk Factors”) pertaining to the diversification of its business strategy to update disclosures contained in the Company’s prior public filings, including those discussed under the heading “Item 1A. Risk Factors” in (i) the Company’s Annual Report on Form 10-K for the year ended June 30, 2025. The supplemental risk factors are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, as the term is defined under federal securities laws, that are based on management’s beliefs and assumptions and on information currently available to management. Such risks and uncertainties include, but are not limited to: the Company’s limited experience in the data center and AI infrastructure industries; the Company’s ability to successfully transition its business model from its cleaning products business; risks associated with the Company’s non-binding letter of intent, including that it may not result in a definitive agreement or completed project; the Company’s ability to identify, develop, and bring online data center projects on anticipated timelines and budgets; the Company’s ability to secure adequate financing for capital-intensive infrastructure projects; risks associated with the Company’s transition away from its Dogecoin treasury strategy, including potential volatility in cryptocurrency markets and risks related to the disposition of digital asset holdings; competition from established data center operators and hyperscale cloud providers; risks related to permitting, land acquisition, and utility interconnection for data center projects; changes in demand for AI infrastructure and compute capacity; changes in government regulation affecting AI infrastructure or data centers; and general economic and market conditions. In some cases, you can identify forward-looking statements because they contain words such as “designed,” “objective,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties which could cause actual results or facts to differ materially from those statements expressed or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results or performance to differ materially from those contained in any forward-looking statements we may make.

A further discussion of these and other factors that could cause our actual outcomes and results to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in the filings we make with the SEC, including our Annual Report on Form 10-K for the year ended June 30, 2025, the Supplemental Risk Factors, and other reports we may file with the SEC from time to time. The forward-looking statements contained in this Current Report on Form 8-K relate only to events as of the date stated or, if no date is stated, as of the date of this Current Report on Form 8-K. We undertake no obligation to update any forward-looking statements made in this Current Report on Form 8-K to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect new information or the occurrence of unanticipated events, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued on June 8, 2026.
99.2	Supplemental Risk Factors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2026	CleanCore Solutions, Inc.

/s/ Tyler Hassen
	Name:	Tyler Hassen
	Title:	Chief Executive Officer

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